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                                                                   EXHIBIT 99.1


[FRANKLIN BANCORP LOGO]

IMMEDIATE RELEASE                     For Further Information Contact:
                                      Craig L. Johnson, President & CEO
                                      Leonard Carleton, Chief Financial Officer
                                      (248) 358-4710

                 FRANKLIN BANCORP, INC. DECLARES $0.08 QUARTERLY
                          CASH DIVIDEND ON COMMON STOCK

Southfield, Michigan -- April 27, 2004 -- (NASDAQ:FBCP) The Board of Directors of Franklin Bancorp, Inc., declared the payment of a cash dividend to common shareholders of $0.08 per share to be paid on May 14, 2004 to shareholders of record on May 1, 2004. At March 31, 2004 there were 3,782,882 common shares outstanding.

Franklin Bancorp serves as the holding company of Franklin Bank, National Association, and is headquartered in Southfield, Michigan. Franklin Bank specializes in serving small and medium-sized business customers and their owners throughout the metropolitan Detroit area. Franklin Bank's Executive Offices, Business Center, and one Regional Branch are located in Southfield, Michigan, with additional Regional Branches in Birmingham, Troy and Grosse Pointes Woods. In addition, Franklin operates Lending Center Offices in Northville and Grand Blanc. Visit Franklin's website at www. franklinbank.com.

                                       ###

THE MATTERS DISCUSSED IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES. WORDS OR PHRASES "WILL RESULT," "EXPECT," "ARE TO," "WILL CONTINUE," "IS ANTICIPATED," "ESTIMATE," "PROJECT," OR SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER, INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN INTEREST RATES AND INTEREST RATE RELATIONSHIPS; DEMAND FOR PRODUCTS AND SERVICES; THE DEGREE OF COMPETITION BY TRADITIONAL AND NON-TRADITIONAL COMPETITORS; CHANGES IN BANKING REGULATIONS; CHANGES IN TAX LAWS; CHANGES IN PRICES, LEVIES AND ASSESSMENTS; THE IMPACT OF TECHNOLOGICAL ADVANCES AND ISSUES; GOVERNMENTAL AND REGULATORY POLICY CHANGES; THE OUTCOMES OF PENDING AND FUTURE LITIGATION AND CONTINGENCIES; TRENDS IN CUSTOMER BEHAVIOR AS WELL AS THEIR ABILITY TO REPAY LOANS; CHANGES IN THE NATIONAL ECONOMY AND CHANGES IN ECONOMIC CONDITIONS OF THE BANK'S MARKET AREA AND THE OTHER RISKS DETAILED FROM TIME TO TIME IN FRANKLIN BANCORP'S SEC REPORTS, INCLUDING FRANKLIN BANCORP'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 AND QUARTERLY REPORTS ON FORM 10-Q. THESE FORWARD-LOOKING STATEMENTS REPRESENT FRANKLIN BANCORP'S JUDGMENT AS OF THE DATE OF THIS REPORT. FRANKLIN BANCORP DISCLAIMS, HOWEVER, ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.